Exhibit 99.1

RISK FACTORS

Risk Factors Relating to our Recent and Pending Mergers with CapLease, ARCT IV and Cole and Other Recent Transactions

The exchange ratios in the ARCT IV Merger are fixed and will not be adjusted in the event of any change in either our common stock price or ARCT IV’s stock price.

Upon the consummation of our pending merger with ARCT IV, or the ARCT IV Merger, each share of ARCT IV common stock will be converted into the right to receive:

•	$9.00 in cash;

•	0.5190 shares of our common stock; and

•	0.5937 shares of our Series F Cumulative Redeemable Preferred Stock, or the Series F Preferred Stock.

The exchange ratios were fixed in the merger agreement relating to the ARCT IV Merger, as amended, or the ARCT IV Merger Agreement, and will not be adjusted for changes in the market price of our common stock or the value of ARCT IV common stock. Changes in the price of our common stock prior to the ARCT IV Merger could affect the market value of the merger consideration that ARCT IV stockholders will receive at the effective time of the ARCT IV Merger. Stock price changes may result from a variety of factors (many of which are beyond our control), including the following factors:

•	market reaction to the announcement of the revised terms of the ARCT IV Merger or the prospects of the combined company;

•	changes in market assessments of the business, operations, financial position and prospects of either company;

•	market assessments of the likelihood that the ARCT IV Merger will be completed;

•	interest rates, general market and economic conditions and other factors generally affecting the value of triple net lease payments or the price of our common stock and ARCT IV’s common stock;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which ARCT IV and we operate; and

•	other factors beyond our control or ARCT IV’s control, including those described or referred to elsewhere in this “Risk Factors” section.

The price of our common stock at the consummation of the ARCT IV Merger may vary from its price on the date the first amendment to the ARCT IV Merger Agreement was executed, which is when the terms of the merger consideration were revised, on the date hereof and on the date of the special meeting of ARCT IV. As a result, the market value of the merger consideration represented by the stock exchange ratio also may vary. For example, based on the range of closing prices of our common stock during the period from October 4, 2013, the last trading day before public announcement of the revised terms of the ARCT IV Merger, through November 22, 2013, the latest practicable date before the date of this Current Report on Form 8-K, the exchange ratio of 0.5190 shares of our common stock represented a market value ranging from a low of $6.35 to a high of $7.09.

If the price of our common stock increases between the date the first amendment to the ARCT IV Merger Agreement was signed and the effective time of the ARCT IV Merger, ARCT IV stockholders will receive shares of our common stock that have a market value upon completion of the ARCT IV Merger that is greater than the market value of such shares calculated pursuant to the stock exchange ratio when the first amendment to the ARCT IV Merger Agreement was signed.  Therefore, while the number of shares of our common stock to be issued per share of ARCT IV common stock is fixed, our stockholders cannot be sure of the market value of the consideration that will be paid to ARCT IV stockholders electing to receive our common stock upon completion of the ARCT IV Merger.

In addition, although there is currently no active trading market for ARCT IV common stock, the value of ARCT IV common stock at the consummation of the ARCT IV Merger may vary from its value on the date the first amendment to the ARCT IV Merger Agreement was executed, on the date hereof and on the date of the special meeting of ARCT IV. As a result of this or other factors, the value of the merger consideration paid to holders of ARCT IV common stock could be more or less than $30.43, which represents the nominal value of the merger consideration payable as of the date the first amendment to the ARCT IV Merger Agreement was signed.

The exchange ratio in the Cole Merger is fixed and will not be adjusted in the event of any change in either our common stock price or Cole’s stock price.

Upon the consummation of our pending merger with Cole, or the Cole Merger, each share of Cole common stock will be converted into the right to receive, at the election of the holder of such share of Cole common stock, (a) 1.0929 shares of our common stock, with cash paid in lieu of fractional shares, or (b) cash equal to $13.82 (subject to proration in accordance with the merger agreement relating to the Cole Merger, or the Cole Merger Agreement). The exchange ratio was fixed in the Cole Merger Agreement and will not be adjusted for changes in the market price of our common stock or the value of Cole common stock. Changes in the price of our common stock and Cole common stock prior to the Cole Merger will affect the market value of the merger consideration that Cole stockholders electing to receive shares of our common stock will receive at the effective time of the Cole Merger and the market value of the Cole common stock received by us. Stock price changes may result from a variety of factors (many of which are beyond our control), including the following factors:

•	market reaction to the announcement of the Cole Merger and the prospects of the combined company;

•	changes in the respective businesses, operations, assets, liabilities and prospects of the company and Cole;

•	changes in market assessments of the business, operations, financial position and prospects of either company;

•	market assessments of the likelihood that the Cole Merger will be completed;

•	interest rates, general market and economic conditions and other factors generally affecting the value of triple net lease payments or the price of our common stock and Cole’s common stock;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which we and Cole operate; and

•	other factors beyond our control or Cole’s control, including those described or referred to elsewhere in this “Risk Factors” section.

The price of our common stock and Cole common stock at the consummation of the Cole Merger may vary from their prices on the date the Cole Merger Agreement was executed and on the date hereof. As a result, the market value of the merger consideration represented by the stock exchange ratio will also vary. For example, based on the range of closing prices of our common stock during the period from October 22, 2013, the last trading day before public announcement of the Cole Merger, through November 20, 2013, the latest practicable date before the date of this Current Report on Form 8-K, the exchange ratio of 1.0929 shares of our common stock represented a market value ranging from a low of $13.66 to a high of $15.24.

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If the price of our common stock increases between the date the Cole Merger Agreement was signed and the effective time of the Cole Merger, Cole stockholders electing to receive our common stock will receive shares of our common stock that have a market value upon completion of the Cole Merger that is greater than the market value of such shares calculated pursuant to the stock exchange ratio when the Cole Merger Agreement was signed. Therefore, while the number of shares of our common stock to be issued per share of Cole common stock (for which a stock election is made) is fixed, our stockholders cannot be sure of the market value of the consideration that will be paid to Cole stockholders electing to receive our common stock upon the completion of the Cole Merger.

In addition, the value of Cole common stock at the consummation of the Cole Merger may decrease from its value on the date the Cole Merger Agreement was executed and on the date hereof. As a result, the market value of Cole common stock could be less than $13.82, which represents the merger consideration payable if a Cole stockholder elects to receive cash (subject to any proration in accordance with the Cole Merger Agreement), or the value of Cole common stock on such dates.

Each of the ARCT IV and Cole Mergers and the transactions related thereto are subject to approval by the common stockholders of ARCT IV and Cole, and the Cole Merger and the transactions related thereto are subject to approval by our stockholders.

In order for the ARCT IV Merger to be completed, ARCT IV stockholders must approve the ARCT IV Merger and the other transactions contemplated by the ARCT IV Merger Agreement, which requires the affirmative vote of the holders of at least a majority of the outstanding shares of ARCT IV common stock entitled to vote on such proposal at the ARCT IV special meeting. If such required vote is not obtained by March 31, 2014 (subject to the right of each of us and ARCT IV to extend such date by up to 60 days), the ARCT IV Merger may not be consummated.

In order for the Cole Merger to be completed, Cole stockholders must approve the Cole Merger and the other transactions contemplated by the Cole Merger Agreement, which requires the affirmative vote of the holders of not less than a majority of the outstanding shares of Cole common stock entitled to vote on such proposal at the Cole special meeting. In addition, while a vote of our stockholders is not required to approve the Cole Merger, the approval of our stockholders is required under applicable NASDAQ rules in order for us to be authorized to issue the shares of our common stock to Cole stockholders as part of the Cole Merger consideration. Approval of the issuance of shares of our common stock to Cole stockholders under NASDAQ rules requires approval of at least a majority of the total votes cast, provided that the total votes cast represent at least a majority of the outstanding shares of our common stock entitled to vote on such proposal. If either or both of these required votes is not obtained by June 30, 2014 (subject to the right of each of the company and Cole to extend such date for up to four (4) successive thirty (30) day periods in order to obtain certain lender consents), the Cole Merger may not be consummated.

The failure to achieve expected benefits and unanticipated costs relating to each of the ARCT IV Merger and the Cole Merger could reduce our financial performance.

If either of the ARCT IV Merger or the Cole Merger does not occur, we may incur payment obligations to ARCT IV or Cole, as applicable.

If either of the ARCT IV Merger Agreement or the Cole Merger Agreement is terminated under certain circumstances, we may be obligated to pay the other party expense reimbursements or fees. For example, in the event that ARCT IV stockholders do not approve the ARCT IV Merger Agreement and ARCT IV has not received a competing acquisition proposal, we may be obligated to pay ARCT IV $5.0 million in expense reimbursements. The Cole Merger Agreement provides that if the Cole Merger Agreement is terminated under certain circumstances, we may be obligated to pay Cole $10.0 million in expense reimbursements. Additionally, under certain circumstance we may be obligated to pay Cole a reverse break-up fee of $110.0 million and, under other circumstances, we may be obligated to pay Cole a reverse break-up fee of $5.0 million.

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Failure to consummate the ARCT IV Merger and the Cole Merger could negatively impact our future business and financial results.

If either of the ARCT IV and Cole Mergers are not consummated, our ongoing businesses could be adversely affected and we will be subject to several risks, including the following:

•	our having to pay certain costs, including unanticipated costs, relating to the ARCT IV and Cole Mergers, such as legal, accounting, financial advisory, filing, printing and mailing fees;

•	our being required, under certain circumstances, to pay to ARCT IV $5.0 million in expense reimbursements or to Cole $110.0 million in fees and in other circumstances to pay Cole a fee of $5.0 million; and

•	the diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the ARCT IV and Cole Mergers.

If the ARCT IV Merger and the Cole Merger are not consummated, we will not achieve the expected benefits thereof and will be subject to the risks described thereof and will be subject to the risks described above, which could materially adversely affect our business, financial results and stock price.

The ARCT IV Merger Agreement and the Cole Merger Agreement each contains provisions that grant the board of directors of ARCT IV, or Cole, as applicable, with a general ability to terminate the ARCT IV Merger Agreement or the Cole Merger Agreement, as applicable, based on the exercise of the directors’ duties.

ARCT IV and Cole may terminate the ARCT IV Merger Agreement and the Cole Merger Agreement, respectively, subject to the terms thereof, if the applicable board of directors determines in good faith, after consultation with outside legal counsel, that failure to change its recommendation with respect to the ARCT IV Merger or the Cole Merger, respectively (and to terminate the related merger agreement), would be inconsistent with such directors’ duties under applicable law. If either of such Mergers is not completed, our ongoing business could be adversely affected and we will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section.

There may be unexpected delays in the consummation of the ARCT IV and Cole Mergers, which could impact our ability to timely achieve the benefits associated with the ARCT IV and Cole Mergers.

The ARCT IV Merger is expected to close during the fourth quarter of 2013, assuming that all of the conditions in the ARCT IV Merger Agreement are satisfied or waived. The ARCT IV Merger Agreement provides that either we or ARCT IV may terminate the ARCT IV Merger Agreement if the ARCT IV Merger has not occurred by March 31, 2014 (subject to the right of each of the company and ARCT IV to extend this date by a period of up to 60 days). Additionally, the Cole Merger is expected to close during the first quarter of 2014, assuming that all of the conditions in the Cole Merger Agreement are satisfied or waived. The Cole Merger Agreement provides that either we or Cole may terminate the Cole Merger Agreement if the Cole Merger has not occurred by June 30, 2014 (subject to the right of each of the company and Cole to extend this date for up to four (4) successive thirty (30) day periods in order to obtain certain lender consents). Certain events may delay the consummation of the ARCT IV Merger and the Cole Merger. Some of the events that could delay the consummation of the ARCT IV Merger and the Cole Merger include difficulties in obtaining the approval of stockholders, or satisfying the other closing conditions to which each Merger is subject. Additionally, the closing of the Cole Merger is conditioned on consummation of the ARCT IV Merger. Accordingly, if the consummation of the ARCT IV Merger is delayed, the consummation of the Cole Merger may also be delayed.

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Each of the ARCT IV Merger and the Cole Merger is subject to a number of conditions which, if not satisfied or waived, would adversely impact our ability to complete such Mergers.

The ARCT IV Merger, which is expected to close during the fourth quarter of 2013, is subject to certain closing conditions, including, among other things (a) the effectiveness of a registration statement on Form S-4 containing a proxy statement/prospectus, pursuant to which shares of our common stock and Series F Preferred Stock will be issued, (b) the approval of the ARCT IV Merger by at least a majority of all the votes entitled to be cast on the matter by the holders of all of ARCT IV’s outstanding shares of common stock at the ARCT IV special meeting, (c) the accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards, and (d) approval by our board of directors of an annual distribution rate of $0.94 per share of our common stock (which our board of directors has approved in connection with the closing of the CapLease Merger).

Additionally, the Cole Merger, which is expected to close during the first quarter of 2014, is subject to certain closing conditions, including, among other things (a) the effectiveness of a registration statement on Form S-4 containing a joint proxy statement/prospectus, pursuant to which shares of our common stock will be issued, (b) the approval of the Cole Merger by not less than a majority of all the votes entitled to be cast on the matter by the holders of all of Cole’s outstanding shares of common stock at the Cole special meeting, (c) the approval of the issuance of our common stock to the Cole stockholders by the holders of at least a majority of the votes cast by our stockholders (provided the total number of votes cast constitutes a quorum), (d) the receipt of certain mortgage lender consents, (e) the consummation of the ARCT IV Merger, (f) the accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards, (g) the consummation of certain steps relating to the transformation to self-management, (h) approval of FINRA of the Continuing Membership Application of Cole Capital Corporation, Cole’s broker-dealer subsidiary and (i) delivery of certain tax opinions.

There can be no assurance these conditions will be satisfied or waived, if permitted or the occurrence of any effect, event, development or change will not transpire. Therefore, there can be no assurance with respect to the timing of the consummation of the ARCT IV Merger and the Cole Merger or whether the ARCT IV Merger or the Cole Merger will be completed at all.

Your ownership position in the company will be diluted in connection with the ARCT IV Merger, the Cole Merger and the conversion of our Series D Cumulative Convertible Preferred Stock.

In connection with the ARCT IV Merger, we expect to issue approximately 36.9 million shares of our common stock to the holders of ARCT IV common stock, based on the number of shares of ARCT IV common stock outstanding on ARCT IV’s record date. In connection with the Cole Merger, we expect to issue a maximum of approximately 513 million shares of our common stock to the holders of Cole common stock, assuming 100% of the merger consideration is our common stock, based on the number of shares of Cole common stock outstanding on October 22, 2013, the last trading day before public announcement of the Cole Merger.

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Following the consummation of the ARCT IV Merger and Cole Merger, ARCT IV stockholders and Cole stockholders are expected to hold approximately 69% of the combined company’s common stock outstanding based on the number of our shares of common stock outstanding on November 20, 2013, the number of shares of common stock of ARCT IV outstanding on its record date, the number of shares of common stock of Cole outstanding on October 22, 2013, the last trading day before public announcement of the Cole Merger, and excludes any additional shares that may be issued prior to the effective time of each of the ARCT IV Merger and the Cole Merger.

Additionally, if holders of shares of Series D Cumulative Convertible Preferred Stock elect to convert such shares into shares of common stock, we may be required to issue up to approximately 21.8 million additional shares of common stock upon the conversion of the Series D Cumulative Convertible Preferred Stock, assuming a common stock price of $13.59 per share.

The conversion of shares of Series D Cumulative Convertible Preferred Stock into shares of Series E Cumulative Preferred Stock would result in the issuance of additional shares that have a dividend preference and liquidation preference over shares of our common stock, which would be exacerbated if the fair market value of such Series E Cumulative Preferred Stock falls below the Conversion Price (as defined in the articles supplementary for the Series D Cumulative Convertible Preferred Stock).

Holders of Series D Cumulative Convertible Preferred Stock, which was issued promptly following the closing of the CapLease Merger on November 5, 2013, may elect to convert such stock into shares of Series E Cumulative Preferred Stock, which series will be designated by us at the time of such election. Under the terms of the articles supplementary for the Series D Cumulative Convertible Preferred Stock, shares of Series D Cumulative Convertible Preferred Stock may be converted into an equal number of shares of Series E Cumulative Preferred Stock so long as the fair market value of such shares of Series E Cumulative Convertible Stock (as determined by a nationally recognized investment bank or valuation firm selected by the stockholder electing to convert such shares and reasonably satisfactory to us) remain above the Conversion Price (as defined in the articles supplementary for the Series D Cumulative Convertible Preferred Stock). If such fair market value drops below such Conversion Price, we must issue to each converting stockholder a number of additional shares such that the aggregate fair market value of such shares of Series E Cumulative Preferred Stock being issued equals the Conversion Price, resulting in the issuance of additional shares which have a dividend preference and liquidation preference over shares of our common stock.

An adverse judgment in a lawsuit challenging the CapLease Merger, ARCT IV Merger or the Cole Merger, if commenced, could result in the incurrence of liabilities for us or may prevent the ARCT IV Merger or the Cole Merger from becoming effective or from becoming effective within the expected timeframe.

A number of lawsuits by CapLease’s stockholders have been filed challenging the CapLease Merger, some of which name us and the Operating Partnership as defendants. Additionally, a lawsuit was commenced on behalf of holders of a series of CapLease’s Preferred Stock in connection with the CapLease Merger alleging that the conversion of such Preferred Stock pursuant to the terms of the CapLease Merger Agreement was prohibited by the Articles Supplementary classifying and designating such Preferred Stock. Stockholders of ARCT IV may file one or more lawsuits challenging the ARCT IV Merger, which may name us or our Operating Partnership as defendants. Additionally, stockholders of Cole may file one or more lawsuits challenging the Cole Merger, which may name us or our Operating Partnership as defendants. To date, ten such lawsuits have been filed. Two putative class actions have been filed in in the U.S. District Court of Arizona, captioned as: (i) Wunsch v. Cole Real Estate Investment, Inc., et al. and (ii) Sobon v. Cole  Real Estate Investments, Inc., et al.  Eight other putative stockholder class action lawsuits have been filed in the Circuit Court for Baltimore City, Maryland, captioned as: (i) Operman v. Cole Real Estate Investments, Inc., et al.; (ii) Branham v. Cole Real Estate Investments, Inc., et al.; (iii) Wilfong v. Cole Real Estate Investments, Inc., et al.; (iv) Polage v. Cole Real Estate Investments, Inc., et al.; (v) Flynn v. Cole Real Estate Investments, Inc., et al.; (vi) Corwin v. Cole Real Estate Investments, Inc., et al.; (vii) Green v. Cole Real Estate Investments, Inc., et al.; and (viii) Morgan v. Cole Real Estate Investments, Inc., et al.  All of these lawsuits name ARCP, Cole and the board of directors of Cole as defendants.  All of the named plaintiffs claim to be Cole stockholders and purport to represent all holders of Cole’s stock.  Each complaint generally alleges that the individual defendants breached fiduciary duties owed to plaintiff and the other public stockholders of Cole, and that certain entity defendants aided and abetted those breaches.  In addition, the Operman, Corwin and Green lawsuits claim that the individual defendants breached their duty of candor to shareholders and the Branham, Polage and Flynn lawsuits assert claims derivatively against the individual defendants for their alleged breach of fiduciary duties owed to Cole.  The Polage lawsuit also asserts derivative claims for waste of corporate assets and unjust enrichment.  The Sobon lawsuit claims violations of federal securities laws by ARCP, Cole and the board of directors of Cole.  Among other remedies, the complaints seek injunctive relief prohibiting the defendants from completing the proposed Cole Merger or, in the event that an injunction is not awarded, money damages, costs and attorneys’ fees.

On November 12, 2013, counsel in the Operman, Wilfong, and Corwin lawsuits filed a motion for consolidation of those actions with the Polage and Branham actions.  On November 8, 2013, counsel for Polage filed a motion for expedited proceedings; on November 21, 2013, counsel for Operman, Wilfong, and Corwin also filed a motion for expedited proceedings.  All of these motions are still pending.

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We cannot assure you as to the outcome of these lawsuits, including the costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation or settlement of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the ARCT IV Merger or the Cole Merger on the agreed-upon terms, such an injunction may prevent the completion of the ARCT IV Merger or the Cole Merger in the expected time frame, or may prevent it from being completed altogether.

Whether or not any plaintiffs’ claims are successful, this type of litigation is often expensive and diverts management’s attention and resources, which could adversely affect the operation of our business and ARCT IV’s or Cole’s businesses, as applicable.

We could incur liability as a result of a lawsuit to which Cole is subject in connection with the merger between Cole and Cole Holdings Corp., pursuant to which Cole became self-managed.

Two putative class action and derivative lawsuits were commenced asserting derivative and class causes of action for breach of fiduciary duty, abuse of control, corporate waste, unjust enrichment, aiding and abetting, breach of fiduciary duty and other claims relating to the merger between a wholly owned subsidiary of Cole Credit Property III, Inc. (now Cole) and Cole Holdings Corp., pursuant to which Cole became self-managed. The court in one of the lawsuits has granted defendants’ motion to dismiss with prejudice, but that dismissal could be appealed by the plaintiffs.

Whether or not any plaintiffs’ claims are successful, this type of litigation is often expensive and diverts management’s attention and resources, which could adversely affect the operation of Cole’s business prior to the Cole Merger and our business after the Cole Merger.

We acquired assets in the CapLease Merger that do not fit within our target assets, some of which we may seek to divest following closing or which may subject us to additional risks.

In connection with the CapLease Merger, we acquired assets consisting of, as of September 30, 2013, three properties that are currently, or will shortly be, vacant, $59.8 million in commercial mortgage-backed securities, at fair value, and $23.8 million in amortized cost of first mortgage loans secured by net leased single tenant properties, none of which fit within our target assets. Following the closing of the CapLease Merger, we transferred such assets to a direct or indirect subsidiary wholly-owned by the Operating Partnership and the properties are classified as “held for sale.” We are seeking to divest of such assets, which can take the form of a sale, spin-off or other disposition, to maximize value from such assets. There can be no assurance that we will be able to divest of any or all of such assets or, even if we are able to do so, we may have to take a loss from the price we paid for such assets. In either case, our business, financial condition, results of operations, cash flow, per share trading price of our common stock and ability to make distributions to our stockholders may be materially and adversely affected.

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In addition, prior to the consummation of the CapLease Merger, CapLease had begun, and we expect to continue, making new investments through a build-to-suit program, whereby CapLease engaged experienced developers as partners and agreed to fund and construct commercial real estate projects on a build-to-suit basis for large corporate tenants.  Such projects involve certain risks associated with the development, including the following:

•	Completion of the project in a timely and workmanlike manner will be dependent upon the efforts of various parties outside of our control, such as our developer partner and the general contractor and any subcontractors. Construction could be delayed if these parties fail to perform their obligations or for a variety of other reasons outside of our control, which could subject us to losses for failure to timely deliver the completed project to the tenant or result in a termination of the underlying lease.

•	Unanticipated environmental conditions at the property could also delay completion of the project or force us to abandon the project if we determine that remediation of the conditions would be too expensive.

•	Construction costs may exceed original estimates, which could adversely impact our expected return from the investment.

We are acquiring assets in the Cole Merger that do not fit within our target assets, which may subject us to additional risks.

We are acquiring in the Cole Merger certain business and assets that do not fit within our target assets. For example, Cole is engaged in sponsoring non-traded real estate investment trusts and selling interests in non-traded real estate investment trusts through a broker-dealer subsidiary. Cole also holds interests in mortgage loans, bridge loans and commercial mortgage-backed securities, or CMBS. These businesses and assets subject us to additional risks.

Risks Relating to Sponsoring Non-Traded REITs and Being a Broker-Dealer

Cole’s broker-dealer, which is a wholesale broker-dealer registered with the SEC and a member firm of FINRA, is subject to various risk and uncertainties that are common in the securities industry. Such risks and uncertainties include:

•	the volatility of financial markets;

•	extensive governmental regulation;

•	litigation; and

•	intense competition.

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In addition, Cole’s broker-dealer is subject to risks that are particular to its function as a wholesale broker-dealer and sponsoring non-traded REITs. For example, the broker-dealer provides substantial promotional support to broker-dealers selling a particular offering, including by providing sales literature, forums, webinars, press releases and other mass forms of communication. Due to Cole’s acting as a sponsor of non-traded REITs and the volume of materials that Cole’s wholesale broker-dealer may provide throughout the course of an offering, much of which may be scrutinized by regulators, Cole and Cole’s wholesale broker-dealer may be exposed to significant liability under federal and state securities laws. Additionally, Cole’s broker-dealer may be subject to fines and suspension from the SEC and FINRA.

Sponsorship of non-traded REITs also involves risks relating to the possibility that such programs will not receive capital at the levels and timing that are anticipated and that sufficient capital will not be raised to repay investments of cash in, and loans to, such non-traded REITS needed to meet up-front costs, the initial breaking of escrow and the acquisition of properties will not be made, as well as risks relating to competition from other sponsors of other similar programs.

The securities industry is, and following our merger with Cole our broker-dealer business will be, subject to extensive regulation by the SEC, state securities regulators and other governmental regulatory authorities. Cole’s broker-dealer business is regulated by industry self-regulatory organizations, including FINRA. Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers’ funds and securities, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Broker-dealers are also subject to net capital requirements, which require them to maintain a minimum level of net capital. The failure to comply with these regulations could subject us to penalties or sanctions. The failure to comply with the net capital requirements or other requirement of the SEC or FINRA could subject us to sanctions imposed by the SEC or FINRA.

Risks Relating to Mortgage Loans, Bridge Loans, Real Estate-Related Securities and CMBS

In addition, Cole’s interests in mortgage loans, mezzanine loans, real estate-related securities and CMBS will subject us to risks relating to mortgage loans, bridge loans, real estate-related securities and CMBS.

Investing in mortgage or mezzanine loans involves risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

Investments in real estate-related securities involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments, including risks relating to rising interest rates. Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

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CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

Risks Relating to Cole’s Acquisition of Properties Under Development

As part of its business, Cole has entered into purchase and sale arrangements with sellers or developers of suitable properties under development or construction. In such cases, Cole is obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by Cole in advance. We intend to continue this business following completion of the Cole Merger.

As a result, Cole is, and following completion of the Cole Merger, we will be, subject to risks of potential development and construction delays and resultant increased costs and risks. If we engage in development or construction projects, we will be subject to uncertainties associated with rezoning for development, environmental concerns of governmental entities or community groups, and the builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also will rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If these projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

If we contract with a development company for newly developed properties, we anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit, the development company typically will not have acquired title to any real property, and there is a risk that our earnest money deposit made to the development company may not be fully refunded.

We expect to incur substantial expenses related to the Mergers.

We expect to incur substantial expenses in connection with consummating each of the CapLease Merger, the ARCT IV Merger and the Cole Merger, or the Mergers, and integrating the business, operations, networks, systems, technologies, policies and procedures we are acquiring with our own, including unanticipated costs and assumption of liabilities. There are several systems that must be integrated, including accounting and finance and asset management. While we have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of our integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the Mergers could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the Mergers.

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The market price of our common stock may decline as a result of the Mergers.

The market price of our common stock may decline as a result of the Mergers if we do not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the Mergers on our financial results is not consistent with the expectations of financial or industry analysts. In addition, in light of the consummation of the CapLease Merger and in the event the other Mergers are consummated, our stockholders will own interests in a company operating an expanded business with a different mix of properties, risks and liabilities. Current stockholders may not wish to continue to invest in us in light of the consummation of the CapLease Merger or if the ARCT IV Merger or the Cole Merger is consummated, or for other reasons may wish to dispose of some or all of their shares of our common stock. If, in light of the consummation of the Mergers there is selling pressure on our common stock that exceeds demand at the market price, the price of our common stock could decline.

Counterparties to certain significant agreements with us, ARCT IV and/or Cole may have consent rights in connection with the Mergers.

We are, and each of ARCT IV and Cole is, party to certain agreements that give the counterparty certain rights, including consent rights, in connection with “change in control” transactions. Under certain of these agreements, the ARCT IV Merger or the Cole Merger, as applicable, may constitute a “change in control” and, therefore, the counterparty may assert its rights in connection with either Merger. Any such counterparty may request modifications of its agreements as a condition to granting a waiver or consent under those agreements and there can be no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available. In addition, the failure to obtain consent under one agreement may be a default under other agreements and, thereby, trigger rights of the counterparties to such other agreements, including termination rights where available.

We may incur adverse tax consequences if CapLease, ARCT IV or Cole has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

If CapLease, ARCT IV or Cole has failed or fails to qualify as a REIT for U.S. federal income tax purposes, and following the consummation of the CapLease Merger, or if the ARCT IV Merger or the Cole Merger is completed, as applicable, we may inherit significant tax liabilities and could lose our REIT status should disqualifying activities continue after the CapLease Merger, ARCT IV Merger or the Cole Merger, as applicable.

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We expect to pay for a portion of the cash consideration and other costs of the ARCT IV Merger and the Cole Merger and the other Recent and Pending Transactions through new financing and draws on our existing credit facility. However, the related commitments of our new financing may expire prior to the consummation of the ARCT IV Merger or the Cole Merger and we may not be able to draw under our existing credit facility, in which case we will need to replace the funding that will be used to finance such portion of the costs of the ARCT IV Merger and the Cole Merger.

We may elect to pay a portion of the cash consideration and other costs of the ARCT IV Merger and the Cole Merger and may elect to pay a portion of the costs of the acquisition of the Fortress Portfolio and the Inland Portfolio (each as defined under “– We may be unable to integrate the recently acquired GE Capital Portfolio (as defined below) and other pending acquisitions into our existing portfolio or CapLease’s, ARCT IV’s and Cole’s businesses with our business successfully and realize the anticipated synergies and related benefits of the Mergers and the other Recent and Pending Transactions and acquisition of the GE Capital Portfolio or do so within the anticipated timeframe”) through financing under our $1.7 billion credit facility (under which we have undrawn commitments of $75.2 million and which contains an “accordion” feature to allow us, under certain circumstances, to increase the commitments thereunder by $800.0 million), borrowings under which are subject to borrowing base availability. The ARCT IV Merger, Cole Merger, CapLease Merger and the acquisition of the Fortress Portfolio and the Inland Portfolio are collectively referred to herein as the “Recent and Pending Transactions.”

The funding of the existing commitments under the credit facility are subject to customary conditions, including (a) the bring-down of our representations and warranties, (b) no default existing or resulting from such funding and the use of proceeds thereof, (c) timely notice by us and (d) borrowing base availability. If additional commitments are obtained in connection with our exercise of the “accordion” feature under the credit facility, such commitments likely will be subject to customary conditions, which may include, without limitation, (1) the completion of due diligence review of our and our subsidiaries’ assets, liabilities and properties, and, to the extent such commitments will be utilized to fund a portion of merger consideration in respect of the ARCT IV Merger or the Cole Merger, ARCT IV and its subsidiaries or Cole and its subsidiaries, as applicable, (2) the absence of any change, occurrence or development that has had, or could reasonably be expected to result in, (x) a material adverse change in, or a material adverse effect on, our and our subsidiaries’ operations, business, assets, properties or liabilities, and, to the extent such commitments will be utilized to fund a portion of the merger consideration in respect of the ARCT IV Merger or the Cole Merger, ARCT IV and its subsidiaries or Cole and its subsidiaries, as applicable, or (y) a material impairment of the rights and remedies of the credit facility lenders and agents under the credit agreement for the credit facility, and (3) to the extent any portion of such additional commitments are anticipated to be syndicated by the lenders providing such additional commitments, the absence of any material adverse change or material disruption in the loan syndication, financial, banking or capital markets that has impaired or could reasonably be expected to impair the syndication of such additional commitments.

We have also received commitments from Barclays Bank PLC, or Barclays, Citigroup, Credit Suisse, Morgan Stanley and Capital One, which we refer to together as the Commitment Parties, to provide (i) up to $2.175 billion in senior secured term loans, or the Barclays Term Loan Facility (which contains an ‘‘accordion’’ feature to allow us, under certain circumstances, to increase commitments thereunder by up to $350.0 million), and (ii) up to $575.0 million in senior unsecured bridge loans, or the Barclays Bridge Facility and, together with the Barclays Term Loan Facility, collectively, the Barclays Facility. We will use the Barclays Facility (or unsecured notes issued in lieu of drawings under the Barclays Bridge Facility, which unsecured notes, if issued, will reduce the commitment of the Commitment Parties under the Barclays Bridge Facility) to fund a portion of the consideration to be paid pursuant to the Cole Merger, to refinance existing indebtedness of Cole and to pay related fees and expenses. The commitment of the Commitment Parties is subject to certain conditions, including the absence of a material adverse effect with respect to Cole, the negotiation of definitive documentation, pro forma compliance with financial covenants and other customary closing conditions. There can be no assurance that these conditions will be satisfied or that the Barclays Facility will close. In addition, the commitments received from the Commitment Parties terminate upon the occurrence of certain customary events, and, in any event, on April 22, 2014, which date may be extended by an additional three months in the event that the requisite approval of our stockholders or the requisite consents in respect of our and our subsidiaries’ existing indebtedness, in each case, for the Cole Merger, has not been obtained prior to such date. To the extent that the Cole Merger has not been consummated on or prior to such date, there is no guarantee that the Commitment Parties will extend their commitments.

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We have also received separate commitments from lenders for mortgage facilities and a commitment for an asset-backed facility, which are subject to conditions including due diligence review and negotiation and execution of definitive agreements. We may fund a portion of the cash consideration and other expenses in connection with the Cole Merger and the other Recent and Pending Transactions with such financing or by issuing other long-term debt, as to which we do not have a commitment or agreement.

There can be no assurance that we will receive the fundings under our existing credit facility, the asset-backed facilities, the mortgage facilities or the Barclays Facility described above, that we will be successful in obtaining other long-term debt financing, that we will finance the ARCT IV Merger, the Cole Merger and the other Recent and Pending Transactions as anticipated or that we will not subsequently enter into alternative financing arrangements, including debt or equity financing or the potential sales of properties to third parties, to fund all or a portion of the cash consideration and other costs of the ARCT IV Merger and the Cole Merger. If the funding transactions are not consummated, we will need to finance a portion of the cash consideration and other costs of the Mergers by other means, which may result in our incurring increased interest and fees, and being subject to different terms and conditions, on any such replacement financing. The interest rate, fees payable and terms and conditions generally, on any such replacement financing will depend on prevailing market conditions at the time. If we are unable to obtain adequate funding for the cash consideration and other costs of the ARCT IV Merger and the Cole Merger and the other Recent and Pending Transactions, we will be unable to consummate the ARCT IV Merger, the Cole Merger and the other Recent and Pending Transactions.

Our anticipated level of indebtedness increased upon completion of the CapLease Merger and will increase upon completion of the ARCT IV Merger and the Cole Merger and will increase the related risks we now face.

In connection with the Mergers, we have incurred and will incur additional indebtedness and have acquired and may acquire certain properties of CapLease, ARCT IV and Cole subject to mortgage indebtedness. As a result, we will be subject to increased risks associated with such debt financing, including an increased risk that the combined company’s cash flow could be insufficient to meet required payments on its debt. As of September 30, 2013, we had indebtedness of $1.7 billion. Taking into account our existing indebtedness, the incurrence of additional indebtedness in connection with the Mergers, and the expected acquisition of properties subject to indebtedness in the Mergers, our pro forma consolidated indebtedness as of September 30, 2013, after giving effect to the Mergers, would be up to approximately $10.1 billion. The risks of our increased indebtedness are described under ‘‘ – We are subject to risks associated with debt and capital stock financing.”

We have a history of operating losses and cannot assure you that we will achieve profitability.

Since our inception in 2010, we have experienced net losses (calculated in accordance with accounting principles generally accepted in the United States of America) each fiscal year and, as of September 30, 2013, had an accumulated deficit of $480.8 million. The extent of our future operating losses and the timing of when we will achieve profitability are uncertain, and depends on the demand for, and value of, our portfolio of properties and we may never achieve or sustain profitability.

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We are subject to risks associated with debt and capital stock financing.

In addition to the indebtedness incurred and assumed in the CapLease Merger and the indebtedness expected to be incurred in connection with the other Recent and Pending Transactions, we intend to incur additional indebtedness in the future, including borrowings under our existing $1.7 billion credit facility (under which, at November 15, 2013, we have undrawn commitments of $75.2 million and which contains an ‘‘accordion’’ feature to allow us, under certain circumstances, to increase the commitments thereunder by $800.0 million). At November 15, 2013, we had approximately $1.6 billion of outstanding borrowings under our existing credit facility. In addition, as described under “—We expect to pay for a portion of the cash consideration and other costs of the ARCT IV Merger and the Cole Merger and the other Recent and Pending Transactions through new financing and draws on our existing credit facility. However, the related commitments of our new financing may expire prior to the consummation of the ARCT IV Merger or the Cole Merger and we may not be able to draw under our existing credit facility or our new financing, in which case we will need to replace the funding that will be used to finance such portion of the costs of the ARCT IV Merger and the Cole Merger,” we may incur indebtedness under the Barclays Facility in an aggregate amount up to $2.75 billion (subject to an ‘‘accordion’’ feature with respect to the Barclays Term Loan Facility, in certain circumstances). To the extent that new indebtedness is added to our current debt levels, including, if incurred, the Barclays Facility, the related risks that we now face would increase. As a result, we are and will be subject to risks associated with debt financing, including the risk that our cash flow could be insufficient to meet required payments on our debt. We also face the risk that we may be unable to refinance or repay our debt as it comes due.

Our existing credit facility contains, and the Barclays Facility, if incurred, will contain, various customary covenants, including financial maintenance covenants with respect to maximum consolidated leverage ratio, maximum secured recourse indebtedness, minimum fixed charge coverage, minimum borrowing base interest coverage, maximum secured leverage, minimum tangible net worth and maximum variable rate indebtedness. In addition, our existing credit facility contains (and if incurred, the Barclays Facility will contain) certain customary negative covenants that restrict the ability of the Operating Partnership to incur secured indebtedness, and the ability of the Operating Partnership’s subsidiaries that are party to the credit facility to incur indebtedness. Any failure to comply with these financial maintenance covenants and negative covenants would constitute a default under our existing credit facility, and, if incurred, under the Barclays Facility, and would prevent further borrowings from either facility.

In connection with each of the CapLease Merger, ARCT IV Merger and Cole Merger, we have acquired or expect to acquire properties subject to $1.0 billion, $2.1 billion and $2.7 billion, respectively, in mortgage indebtedness. Much of the mortgage indebtedness has required or require the payment of assumption fees at the closing of the applicable Merger and has required or will require applicable lender or servicer consents. In particular, we closed the CapLease Merger without obtaining mortgage consents from lenders (or their servicers) holding approximately $80.5 million in mortgage indebtedness secured by properties owned by CapLease. However, at the time of the closing of the CapLease Merger, we entered into 30-day forbearance agreements with each of the lenders (or their servicers) holding such mortgage indebtedness that would prohibit such mortgage lenders from declaring an event of default or accelerating such mortgage loans during such 30-day period. To the extent such mortgage consents are not obtained, we will be required to refinance such mortgage loans at the closing (or, in the case of the mortgage loans acquired in the CapLease Merger, upon the expiration of the applicable forbearance agreements) or risk the loss of the properties secured by such loans to foreclosure and, to the extent consents have not been obtained relating to mortgage indebtedness that will be held by us or one of our “significant subsidiaries” (i.e., a subsidiary generally holding in excess of 10% of our total assets) that exceed $15.0 million in outstanding principal amount and mortgage indebtedness exceeding $15.0 million is accelerated or the failure to obtain the consents creates liability under a non-recourse current guarantee assumed by the Operating Partnership in an amount in excess of $15.0 million, such events will result in a cross-default under the indenture relating to our $310.0 million convertible notes. Any default under the indenture relating to our convertible notes would result in a cross default under our credit facility. Further, any refinancing of any mortgage loans that come due as a result of the occurrence of any of the Mergers may be subject to prepayment penalties or make whole payments, some of which may be significant in amount. There can be no assurance we will be able to refinance any of such mortgage indebtedness on favorable terms or at all. Any failure to obtain such consents or refinance such mortgages could have a material adverse effect on our financial condition and operating results.

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Our substantial indebtedness and any constraints on credit could also have other important consequences, including:

•	Increasing our vulnerability to general adverse economic and industry conditions;

•	Limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•	Requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

•	Limiting our flexibility in planning for, or reacting to, changes in our business and industry; and

•	Putting us at a disadvantage compared to our competitors with less indebtedness.

If we default under a loan (including any default in respect of the financial maintenance and negative covenants contained in our credit facility and if incurred, the Barclays Facility), we may automatically be in default under any other loan that has cross-default provisions (including, if incurred, the Barclays Facility), and further borrowings under our existing credit facility will be prohibited, under our credit facility or such other loans may be accelerated, and to the extent our credit facility or such other loans are secured, directly or indirectly by any properties or assets, lenders under our credit facility or such other loans may foreclose on the collateral securing such indebtedness as a result. In addition, increases in interest rates may impede our operating performance and put us at a competitive disadvantage. Further, payments of required debt service or amounts due at maturity, or creation of additional reserves under loan agreements, could adversely affect our financial condition and ability to pay distributions.

Our existing credit facility contains provisions that could limit our ability to pay certain restricted payments, including, dividends and other distributions in respect of our capital stock.

Our credit facility imposes limitations on our ability to make certain restricted payments. Payment of such dividends and other distributions in respect of our capital stock would constitute a restricted payment under our credit facility. The credit agreement for our existing credit facility provides that, in order to make such a restricted payment, there must not be a continuing default under the credit facility at the time of payment or a default resulting from such payment and the amount of such payment, when added with all other restricted payments, cannot exceed (i) 110% of our funds from operations, or FFO, for fiscal year 2013, (ii) 105% of our FFO for fiscal year 2014 (assuming such payment is made on or after January 1, 2014 and on or prior to December 31, 2014) and (iii) 95% of our FFO at any time thereafter.

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When dividends or other distributions to holders of our capital stock become payable, we may be unable to satisfy the conditions required to make such a restricted payment under our credit facility and, therefore, may be unable to fund such an obligation from borrowings under such credit facility or at all without the approval of the lenders thereunder. If we make such a restricted payment, our ability to make other restricted payments will be further constrained.

Increases in interest rates would increase our debt service costs, may adversely affect any future refinancing of our debt and our ability to incur additional debt, and could adversely affect our financial condition, cash flow and results of operations.

Certain of our borrowings bear interest at variable rates, and we may incur additional debt in the future. Increases in interest rates would result in higher interest expenses on our existing unhedged variable rate debt, and increase the costs of refinancing existing debt or incurring new debt. Additionally, increases in interest rates may result in a decrease in the value of our real estate and decrease the market price of our common stock and could accordingly adversely affect our financial condition, cash flow and results of operations.

Risk Factors Following the Mergers and other Recent and Pending Transactions and our Operations Generally

We may be unable to integrate the recently acquired GE Capital Portfolio (as defined below) and other pending acquisitions into our existing portfolio or CapLease’s, ARCT IV’s and Cole’s businesses with our business successfully and realize the anticipated synergies and related benefits of the Mergers and the other Recent and Pending Transactions and acquisition of the GE Capital Portfolio or do so within the anticipated timeframe.

Our consummation of each Merger involves the combination of companies that, prior to the consummation thereof, operated as independent companies. Additionally, we recently acquired from certain affiliates of GE Capital Corp, or GE Capital, 447 properties, or the GE Capital Portfolio. In addition, we have also entered into an agreement to acquire a portfolio of 33 properties from Inland American Real Estate Trust, Inc., of which five properties were acquired on September 24, 2013, or the Inland Portfolio, and an agreement to acquire a portfolio of 120 properties from funds managed by Fortress Investment Group LLC, of which 41 properties were acquired on October 1, 2013, or the Fortress Portfolio. We may be required to devote significant management attention and resources to integrating our business practices and operations with those of CapLease, ARCT IV and Cole and the acquired GE Capital Portfolio as well as the Inland and Fortress Portfolios. Potential difficulties we may encounter in the integration process include the following:

•	the inability to successfully combine our business with CapLease’s, ARCT IV’s or Cole’s business or the GE Capital Portfolio as well as the Inland and Fortress Portfolios into our own portfolio, in each case in a manner that permits the combined company to achieve the anticipated cost savings, which would result in the anticipated benefits of the Mergers and the acquisition of the GE Capital Portfolio as well as the Inland and Fortress Portfolios not being realized in the timeframe anticipated or at all;

•	the complexities associated with managing the combined business out of several different locations and integrating personnel from the companies;

•	the additional complexities of combining companies with different histories, cultures, potential regulatory restrictions, markets and tenant bases;

•	the failure to retain our key employees or those of any of ARCT IV, CapLease or Cole;

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•	the inability to divest certain CapLease assets not fundamental to our business;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the combinations; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the Mergers and acquisition of the GE Capital Portfolio as well as the Inland and Fortress Portfolios and integrating operations.

For all these reasons, you should be aware that it is possible that the integration process following the Mergers and the other Recent and Pending Transactions or acquisition of the GE Capital Portfolio could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s services, standards, controls, procedures and policies, any of which could adversely affect the ability of the combined company to maintain relationships with tenants, vendors and employees or to achieve the anticipated benefits of such transactions, or could otherwise adversely affect the business and financial results of the combined company.

The ARCT IV Advisor will only provide support for a limited period of time under the ARCT IV Advisory Agreement.

The Amended and Restated Advisory Agreement, dated as of November 12, 2012, by and among ARCT IV, American Realty Capital Advisors IV, LLC, or the ARCT IV Advisor, and American Realty Operating Partnership IV, L.P., or ARCT IV OP, referred to as the ARCT IV Advisory Agreement, which requires the ARCT IV Advisor to provide certain services to ARCT IV, including asset management, advisory services, and other essential services, has been terminated and will expire 60 days following the consummation of the ARCT IV Merger, which we anticipate will occur during the fourth quarter of 2013. To the extent the employees and infrastructure of the combined company cannot adequately provide any such services to the combined company after the expiration of the advisory agreement, the operations and the market price of the combined company’s common stock would be adversely affected.

The future results of the combined company will suffer if the combined company does not effectively manage its expanded portfolio and operations following the Mergers.

Following the Mergers, the combined company will have an expanded portfolio and operations and likely will continue to expand its operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. The future success of the combined company will depend, in part, upon its ability to manage its expansion opportunities, integrate new operations into its existing business in an efficient and timely manner, successfully monitor its operations, costs, regulatory compliance and service quality, and maintain other necessary internal controls. The combined company cannot assure you that its expansion or acquisition opportunities will be successful, or that the combined company will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

The property portfolio of the combined company after the Mergers has a high concentration of properties in Texas. The combined company’s properties may be adversely affected by economic cycles and risks inherent to the state of Texas.

Of our combined property portfolio following the Mergers, over 13% of total rental revenue will come from properties located in Texas. Any adverse situation that disproportionately affects Texas, may have a magnified adverse effect on the portfolio of the combined company. Real estate markets are subject to economic downturns, as they have been in the past, and the combined company cannot predict how economic conditions will impact this market in both the short and long term. Declines in the economy or a decline in the real estate market in the state of Texas could hurt our financial performance and the value of our properties. Factors that may negatively affect economic conditions in Texas include:

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•	business layoffs or downsizing;

•	industry slowdowns;

•	relocations of businesses;

•	changing demographics;

•	increased telecommuting and use of alternative work places;

•	infrastructure quality;

•	any oversupply of, or reduced demand for, real estate;

•	concessions or reduced rental rates under new leases for properties where tenants defaulted; and

•	increased insurance premiums.

We cannot assure you that we will be able to continue paying distributions at the current rate.

We plan to continue our current monthly distribution practices following the Mergers and have approved increases in our annualized distribution rates following the consummation of the CapLease Merger to $0.94, commencing with our December 2013 distribution and following the consummation of the Cole Merger to $1.00. However, our stockholders may not receive the same distributions following the Mergers for various reasons, including the following:

•	as a result of the Mergers and the issuance of shares of our common and preferred stock in connection with the Mergers, the total amount of cash required for us to pay distributions at our current rate will increase;

•	we may not have enough cash to pay such distributions due to changes in our cash requirements, capital spending plans, cash flow or financial position;

•	decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of our board of directors, which reserves the right to change our dividend practices at any time and for any reason;

•	we may desire to retain cash to maintain or improve our credit ratings; and

•	the amount of distributions that our subsidiaries may distribute to us may be subject to restrictions imposed by state law, restrictions that may be imposed by state regulators and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

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Our stockholders have no contractual or other legal right to distributions or dividends that have not been declared.

Risk Factors Relating to Our Becoming Self-Managed

Our net income per share and FFO per share in the near term may decrease as a result of our becoming self-managed.

We are required to be self-managed no later than the time the Cole Merger becomes effective. While we will no longer bear the external costs of the various fees and expenses paid to ARC Properties Advisors, LLC, or our Manager, subsequent to becoming self-managed, net income per share and FFO per share in the near term may decrease as a result of our becoming self-managed, due to increased expenses related to being self-managed, including expenses for compensation and benefits of our officers and other employees, which previously were paid by our Manager. Therefore, the exact amount of savings to us from becoming self-managed cannot reasonably be estimated. If the expenses we assume as a result of our becoming self-managed are higher than we anticipate, our net income per share and FFO per share may be lower as a result of our becoming self-managed than it otherwise would have been, potentially causing our net income per share and FFO per share to decrease.

In connection with our becoming self-managed, we will become exposed to risks to which we have not historically been exposed.

In connection with our becoming self-managed, we may be exposed to risks to which we have not historically been exposed. Excluding the effect of the eliminated asset management and other fees previously paid to our Manager and its affiliates, our direct overhead, on a consolidated basis, will increase as a result of our becoming self-managed. Prior to our becoming self-managed, the responsibility for such overhead was borne by our Manager.

Prior to our becoming self-managed, we did not have separate facilities, communications and information systems nor directly employ very many employees. As a result of our becoming self-managed, we now will lease office space, have our own communications and information systems and directly employ a staff. Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay distributions to our stockholders. Additionally, as a direct employer, we will be subject to those potential liabilities that are commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances, and we will bear the costs of the establishment and maintenance of such plans.

Furthermore, pursuant to the Mergers, we will also be combining the facilities and personnel of the companies acquired pursuant to Mergers. In particular, as a result of the Cole Merger, we will significantly increase the number of employees of the Company, including the addition of employees who will become senior officers of the Company, and significantly increase the facilities at which the business of the Company operates. We will face potential difficulties in effecting our self-management and integrating these businesses, including those described under “ – We may be unable to integrate the recently acquired GE Capital Portfolio (as defined below) into our existing portfolio or CapLease’s, ARCT IV’s and Cole’s businesses with our business successfully and realize the anticipated synergies and related benefits of the Mergers and the other Recent and Pending Transactions and acquisition of the GE Capital Portfolio or do so within the anticipated timeframe” and “ – The future results of the combined company will suffer if the combined company does not effectively manage its expanded portfolio and operations following the Merger.”

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